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                                                                     EXHIBIT 5.1

STEPHEN M. KLEIN
 (206) 340-9648


                                 October 4, 1996


Board of Directors
Glacier Bancorp, Inc.
202 Main Street
Kalispell, Montana  59903

         RE: ISSUANCE OF SECURITIES BY GLACIER BANCORP, INC. IN CONNECTION WITH THE ACQUISITION OF SHARES OF MISSOULA BANCSHARES, INC.

Gentlemen:

         As you know, we are acting as counsel for Glacier Bancorp, Inc. ("Glacier"), a Delaware corporation and bank holding company ("Glacier"), in connection with the registration under the Securities Act of 1933, as amended ("Act"), of a maximum of 1,200,000 shares of Glacier's common stock, $.01 par value ("Shares"). A Registration Statement on Form S-4 ("Registration Statement") is being filed with the Securities and Exchange Commission ("SEC") under the Act with respect to the offering of the Shares pursuant to the proposed acquisition of Missoula Bancshares, Inc. ("Bancshares"), a Montana corporation and bank holding company.

         In connection with the offering of the Shares, we have examined: (a) the Plan and Agreement of Merger ("Merger Agreement") between Glacier and Bancshares dated as of August 9, 1996, attached as Appendix A to the Prospectus/Joint Proxy Statement included in the Registration Statement; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Glacier.

         Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Merger Agreement after the Registration Statement has become effective under the Act, will be legally issued under the laws of the State of Delaware and will be fully paid and nonassessable.

         Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. This consent shall not be construed to cause us to
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Board of Directors
Glacier Bancorp, Inc.
October 4, 1996
Page 2

be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act, or the rules and regulations of the SEC promulgated under the Act.

         This opinion has been prepared solely for your use in connection with the Registration Statement and, in that regard, may also be relied upon by the shareholders of Bancshares.

                                                     Very truly yours,

                                                     GRAHAM & DUNN P.C.